EXHIBIT 10.17

FOURTH AMENDMENT TO LEASE

This Fourth Amendment to Lease (this “Fourth Amendment”) is made and entered into by and between KBS NORTH CREEK, LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to RREEF America REIT II Corp. KK (“Original Landlord”), and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation (“Tenant”), and shall be effective for all purposes as of the date that this Fourth Amendment is fully executed (the “Effective Date”).

W I T N E S S E T H:

WHEREAS, Landlord and Tenant are parties to that certain Lease dated for reference purposes August 5, 2005, originally entered into by and between Original Landlord and Tenant (the “Original Lease”), as amended by (i) that certain First Amendment to Lease dated as of February 1, 2008 (the “First Amendment”), (ii) that certain Second Amendment to Lease dated as of September 23, 2010 (the “Second Amendment”), and (iii) that certain Third Amendment to Lease dated as of August 21, 2013 (the “Third Amendment”) (the Original Lease, as amended by the First Amendment, the Second Amendment, and the Third Amendment, is hereinafter referred to as the “Lease”), pursuant to which Tenant leases from Landlord certain premises containing 36,654 square feet of space (the “Current Premises”) consisting of (i) 25,440 square feet of space comprising the entirety of the building located at 11804 North Creek Parkway S, Building 6, Bothell, Washington 98011 (“Building 6”) and (ii) 11,214 square feet of space in the building located at 18702 North Creek Parkway S, Bothell, Washington  98011 (“Building 4”), which Building 4 and Building 6 are part of that certain building complex known as the North Creek Parkway Center, consisting of six (6) buildings located at 18912, 18916, 18804, 18702, 18706, and 11804 North Creek Parkway, Bothell, Washington (the “Building Complex”);

WHEREAS, Landlord has succeeded to all the right, title and interest of the “Landlord” under the Lease as successor-in-interest to Original Lease; and

WHEREAS, Landlord and Tenant desire to expand the “Premises” (as such term is used in the Lease), extend the Term of the Lease and further amend the Lease, as more particularly described hereinbelow;

NOW, THEREFORE, pursuant to the foregoing, and in consideration of the mutual covenants and agreements contained herein and in the Lease, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1.	Defined Terms. All capitalized terms used herein shall have the same meaning as defined in the Lease, unless otherwise defined in this Fourth Amendment.
2.

Extension of the Term of the Lease.  Landlord and Tenant hereby agree to extend the Term of the Lease (stipulated to expire on February 28, 2017) for an additional period of seventeen (17) months, commencing on March 1, 2017 (the “Third Extension Commencement Date”) and continuing through and expiring on July 31, 2018 (such

718200423.3

period, the “Third Extension Term”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.
3.	Expansion of Premises. The parties hereby agree that the “Premises” (as such term is used in the Lease) shall be expanded in accordance with the terms set forth below:
(a)

Suite 208 Expansion Premises.  Effective as of December 1, 2015 (the “Suite 208 Expansion Date”), the “Premises” (as such term is used in the Lease) shall be expanded to include that certain 2,628 rentable square feet of space on the second (2nd) floor of Building 4 currently designated as Suite 208, as further depicted on Exhibit A-1 attached hereto (the “Suite 208 Expansion Premises”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.

(b)

Suite 202 Expansion Premises.  Effective as of the date that Landlord delivers the Suite 202 Expansion Premises (hereinafter defined) to Tenant (such date being the “Suite 202 Expansion Date”), the “Premises” (as such term is used in the Lease) shall be expanded to include that certain 14,490 rentable square feet of space on the second (2nd) floor of Building 4 currently designated as Suite 202, as further depicted on Exhibit A-2 attached hereto (the “Suite 202 Expansion Premises”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.  Tenant acknowledges that the Suite 202 Expansion Premises is currently occupied by a third party (the “Existing Suite 202 Tenant”) pursuant to the terms of a lease between Landlord and the Existing Suite 202 Tenant (the “Existing Suite 202 Lease”), which Existing Suite 202 Lease is scheduled to expire on February 29, 2016 (the “Scheduled Suite 202 Expiration Date”).  In no event shall Landlord be liable for any delays in the delivery of the Suite 202 Expansion Premises to Tenant due to the Existing Suite 202 Tenant holding over in the Suite 202 Expansion Premises past the Scheduled Suite 202 Expiration Date.  The parties stipulate and agree that, to the extent that the Existing Suite 202 Lease terminates and the Existing Suite 202 Tenant surrenders and vacates the Suite 202 Expansion Premises prior to the Scheduled Suite 202 Expiration Date, the Suite 202 Expansion Date shall occur upon such earlier date that Landlord delivers the Suite 202 Expansion Premises to Tenant following the completion (as reasonably determined by Landlord) of Landlord’s Preparatory Work (hereinafter defined) and otherwise in accordance with the terms of this Paragraph 3.  Following the Existing Suite 202 Tenant’s surrender of and vacation from the Suite 202 Expansion Premises in compliance with all applicable legal requirements and the terms of the Existing Suite 202 Lease (the “Existing Tenant Suite 202 Surrender Date”), Landlord will prepare the Suite 202 Expansion Premises to be in a broom-clean condition free of personal property and debris (such preparatory work, hereinafter the “Landlord’s Preparatory Work”) prior to delivering the Suite 202 Expansion Premises to Tenant (which shall be the Suite 202 Expansion Date), provided that the Landlord’s Preparatory Work for, and the delivery of, the Suite 202 Expansion Premises to Tenant shall occur no later than fifteen (15) days following the Existing Tenant Suite 202 Surrender Date.  Tenant

718200423.32

acknowledges that Landlord’s Preparatory Work for the Suite 202 Expansion Premises cannot begin until after the Existing Tenant Suite 202 Surrender Date.
(c)

Suite 213 Expansion Premises.  Effective as of the date that Landlord delivers the Suite 213 Expansion Premises (hereinafter defined) to Tenant (such date being the “Suite 213 Expansion Date”), the “Premises” (as such term is used in the Lease) shall be expanded to include that certain 1,776 rentable square feet of space on the second (2nd) floor of Building 4 currently designated as Suite 213, as further depicted on Exhibit A-3 attached hereto (the “Suite 213 Expansion Premises”), upon and subject to all of the existing terms of the Lease, except as otherwise hereinafter provided.  Tenant acknowledges that the Suite 213 Expansion Premises is currently occupied by a third party (the “Existing Suite 213 Tenant”) pursuant to the terms of a lease between Landlord and the Existing Suite 213 Tenant (the “Existing Suite 213 Lease”), which Existing Suite 213 Lease is scheduled to expire on April 30, 2016 (the “Scheduled Suite 213 Expiration Date”).  In no event shall Landlord be liable for any delays in the delivery of the Suite 213 Expansion Premises to Tenant due to the Existing Suite 213 Tenant holding over in the Suite 213 Expansion Premises past the Scheduled Suite 213 Expiration Date.  The parties stipulate and agree that, to the extent that the Existing Suite 213 Lease terminates and the Existing Suite 213 Tenant surrenders and vacates the Suite 213 Expansion Premises prior to the Scheduled Suite 213 Expiration Date, the Suite 213 Expansion Date shall occur upon such earlier date that Landlord delivers the Suite 213 Expansion Premises to Tenant following the completion (as reasonably determined by Landlord) of Landlord’s Preparatory Work for the Suite 213 Expansion Premises, and otherwise in accordance with the terms of this Paragraph 3.  Following the Existing Suite 213 Tenant’s surrender of and vacation from the Suite 213 Expansion Premises in compliance with all applicable legal requirements and the terms of the Existing Suite 213 Lease (the “Existing Tenant Suite 213 Surrender Date”), Landlord will perform Landlord’s Preparatory Work for the Suite 213 Expansion Premises prior to delivering the Suite 213 Expansion Premises to Tenant (i.e., the Suite 213 Expansion Date), provided that the Landlord’s Preparatory Work for, and the delivery of, the Suite 213 Expansion Premises to Tenant shall occur no later than fifteen (15) days following the Existing Tenant Suite 213 Surrender Date. Tenant acknowledges that Landlord’s Preparatory Work for the Suite 213 Expansion Premises cannot begin until after the Existing Tenant Suite 213 Surrender Date.

(d)

Confirmation of Premises and Expansion Date.  The Suite 208 Expansion Premises, the Suite 202 Expansion Premises and the Suite 213 Expansion Premises shall collectively be known as the “Fourth Amendment Expansion Premises”.  Following the Suite 208 Expansion Date, the Suite 202 Expansion Date and the Suite 213 Expansion Date, the Current Premises and the Fourth Amendment Expansion Premises shall collectively hereinafter be known as the “Premises” and shall contain a total of 55,548 rentable square feet of space in Building 4 and Building 6.  Upon occurrence of the Suite 208 Expansion Date, the Suite 202 Expansion Date and/or the Suite 213 Expansion Date, Landlord may provide a commencement certificate to Tenant, which Tenant shall execute and

718200423.33

return within ten (10) days after receipt, in order to acknowledge the date upon which the respective expansion date occurred.  Tenant’s failure to execute and return such commencement certificate within the applicable ten (10) day period shall be deemed to be Tenant’s approval of the applicable commencement certificate and the expansion date set forth therein.  Landlord’s failure to send such commencement certificate shall have no effect on the expansion date.

4.

Pre-Term Access to Fourth Amendment Expansion Premises.  Beginning no earlier than (i) November 25, 2015 for the Suite 208 Expansion Premises, (ii) one (1) business day after the Existing Tenant Suite 202 Surrender Date for the Suite 202 Expansion Premises and (iii) one (1) business day after the Existing Tenant Suite 213 Surrender Date for the Suite 213 Expansion Premises (any such date being referred to herein as the “Pre-Term Access Commencement Date”), and ending on the day immediately preceding the Suite 208 Expansion Date, the Suite 202 Expansion Date and the Suite 213 Expansion Date, respectively (any such applicable period being referred to as the “Pre-Term Access Period”), Tenant, and Tenant’s contractors reasonably approved by Landlord, may access the applicable Fourth Amendment Expansion Premises (the “Pre-Term Access”) for the sole purpose of installing Tenant’s furniture, equipment, computer and phone cabling and wiring systems, in the applicable Fourth Amendment Expansion Premises; provided, however, Tenant and/or Tenant’s contractors, must coordinate all access to the applicable Fourth Amendment Expansion Premises during such Pre-Term Access Period with the Property Manager prior to such access.  Except for the payment of (x) Annual Rent attributable to the Fourth Amendment Expansion Premises, (y) Tenant’s Proportionate Share of Expenses attributable to the Fourth Amendment Expansion Premises and (z) Tenant’s Proportionate Share of Taxes attributable to the Fourth Amendment Expansion Premises, all other terms, conditions, rules, regulations and obligations of Tenant, as set forth in the Lease and as amended in this Fourth Amendment, shall apply during the Pre-Term Access Period.  Tenant, and its approved contractors, shall not interfere with the Landlord’s Preparatory Work or Landlord’s performance of the Fourth Amendment Improvements (hereinafter defined), or cause any labor dispute as a result of such Pre-Term Access, and Tenant hereby agrees to indemnify, defend, and hold Landlord harmless from any loss or damage to such property, and all liability, loss, or damage arising from any injury to the Building Complex or Project Area, Building 4 or the property of Landlord, its contractors, subcontractors, or materialmen, and any death or personal injury to any person or persons arising out of such Pre-Term Access.  Any such Pre-Term Access shall be subject to Tenant providing to Landlord satisfactory evidence of insurance for personal injury and property damage related to such Pre-Term Access Period prior to the commencement of the Pre-Term Access Period, including such insurance from Tenant’s contractors, as required by Landlord for third party contractors working in Building 4.  Any delay in putting Tenant in possession of any portion of the Fourth Amendment Expansion Premises due to such Pre-Term Access Period shall not serve to extend the Term of the Lease or to make Landlord liable for any damages arising therefrom.

718200423.34

5.	Annual Rent.
(a)

Current Premises.  Tenant shall continue to pay Annual Rent for the Current Premises in accordance with the existing terms and provisions of the Lease applicable thereto; provided, however, commencing on and as of the Third Extension Commencement Date and continuing through the expiration of the Third Extension Term, Tenant shall pay Annual Rent for the Current Premises in the following amounts:

Period	Rate/Rsf/Annum (approx.)	Monthly Installment
03/01/2017 – 01/31/2018	$18.25, NNN	$55,744.63, NNN
02/01/2018 – 07/31/2018	$18.80, NNN	$57,424.60, NNN

(b)

Suite 208 Expansion Premises Through 11/30/2016.  Commencing on and as of the Suite 208 Expansion Date and continuing through November 30, 2016, Tenant shall pay Annual Rent for the Suite 208 Expansion Premises in the amount of $3,547.80 per month (which is equal to $1.35/rsf/month), plus NNN.

(c)

Suite 202 Expansion Premises Through 11/30/2016.  Commencing on and as of the Suite 202 Expansion Date and continuing through November 30, 2016, Tenant shall pay Annual Rent for the Suite 202 Expansion Premises in the amount of $19,561.50 per month (which is equal to $1.35/rsf/month), plus NNN.

(d)

Suite 213 Expansion Premises Through 11/30/2016.  Commencing on and as of the Suite 213 Expansion Date and continuing through November 30, 2016, Tenant shall pay Annual Rent for the Suite 213 Expansion Premises in the amount of $2,397.60 per month (which is equal to $1.35/rsf/month), plus NNN.

(e)

Fourth Amendment Expansion Premises from 12/01/2016 – 07/31/2018.  Commencing on and as of December 1, 2016 and continuing through the expiration of the Third Extension Term (i.e., July 31, 2018), Tenant shall pay Annual Rent for the Fourth Amendment Expansion Premises in the following amounts:

Period	Rate/Rsf/Month (approx.)	Monthly Installment
12/01/2016 – 11/30/2017	$1.39, NNN	$26,262.66, NNN
12/01/2017 – 07/31/2018	$1.43, NNN	$27,018.42, NNN

6.

Tenant’s Proportionate Share of Expenses and Taxes.  Throughout the Third Extension Term, Tenant shall continue to pay for all items of additional rent, including, without limitation, Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes, in accordance with the provisions of the Lease applicable thereto; provided, however, for the purposes of calculating Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes for the Fourth Amendment Expansion Premises, Landlord and Tenant hereby agree and stipulate that, (i) effective as of the Suite 208 Expansion Date, Tenant’s Proportionate Share for the Suite 208 Expansion Premises shall be 4.4141% (2,628 rsf/59,537 rsf) with respect to Building 4 and 1.28% (2,628 rsf/205,298 rsf) with respect to the Building Complex; (ii) effective as of the Suite 202

718200423.35

Expansion Date, Tenant’s Proportionate Share for the Suite 202 Expansion Premises shall be 24.3378% (14,490 rsf/59,537 rsf) with respect to Building 4 and 7.058% (14,490 rsf/205,298 rsf) with respect to the Building Complex; and (iii) effective as of the Suite 213 Expansion Date, Tenant’s Proportionate Share for the Suite 213 Expansion Premises shall be 2.983% (1,776 rsf/59,537 rsf) with respect to Building 4 and 0.8651% (1,776 rsf/205,298 rsf) with respect to the Building Complex.  Expenses and Taxes for the calendar year 2015 are estimated to be $7.33/rsf/annum.

7.

Condition of the Premises.  Tenant hereby accepts the Premises (including the Current Premises and the Fourth Amendment Expansion Premises) in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition and Landlord shall have no obligation whatsoever to refurbish or otherwise improve the Premises throughout the remainder of the Term of the Lease, as extended by the Third Extension Term; provided, however, Landlord hereby agrees to perform, at Landlord’s cost: (i) Landlord’s Preparatory Work as described in Paragraph 3 of this Fourth Amendment; and (ii) the Fourth Amendment Improvements (defined in the attached Exhibit B) in accordance with and subject to the terms and conditions of the Work Letter attached hereto as Exhibit B and incorporated herein for all purposes.  In addition, Landlord hereby agrees to install, at Tenant’s sole cost and expense, a card-key access system to the restrooms on the second (2nd) floor of Building 4 that is compatible with the current card-key system.  Except as set forth herein, Landlord and Tenant acknowledge and agree that any tenant improvement allowance(s) or improvements to the Premises required to be provided by Landlord under the Lease, including, without limitation, those set forth in Paragraph 6 and Exhibit A of the Third Amendment, Paragraph 8 and Exhibit C of the Second Amendment, Exhibit B of the First Amendment and Exhibit B of the Original Lease, have been completed and/or satisfied in their entirety.

8.

Parking.  Tenant shall continue to have its existing parking rights in accordance with and subject to the existing terms and conditions applicable thereto.  In addition, Tenant shall be entitled to use 3.18 unreserved parking spaces per 1,000 rentable square feet in (i) the Suite 208 Expansion Premises effective as of the Suite 208 Expansion Date; (ii) the Suite 202 Expansion Premises as of the Suite 202 Expansion Date; and (iii) the Suite 213 Expansion Premises as of the Suite 213 Expansion Date, which in the aggregate equal sixty (60) additional unreserved parking spaces, at no additional charge to Tenant through the expiration of the Third Extension Term.  All parking at the Building Complex is on a non-exclusive, first come first serve, basis.

9.

Renewal Option.  Tenant shall continue to have the option to renew the Term of the Lease beyond the Third Extension Term in accordance with and subject to the terms and conditions set forth in Exhibit B attached to the Third Amendment; provided, however, that said Exhibit B is hereby amended so that all references to the “Second Extension Term” shall be amended to be the “Third Extension Term”.

10.

Right of First Offer.  Landlord hereby grants to Tenant a right of first offer in accordance with and subject to the terms and conditions of Exhibit C attached hereto and incorporated herein for all purposes.  The Right of First Offer set forth in Paragraph 10 and Exhibit D of the Third Amendment is hereby null and void and of no further force or effect.

718200423.36

11.

No Preferential Rights or Options.  Except for the renewal option described in Paragraph 9 of this Fourth Amendment and the right of first offer set forth in Paragraph 10 of this Fourth Amendment and Exhibit C attached hereto, notwithstanding anything contained in the Lease to the contrary, Landlord and Tenant stipulate and agree that Tenant has no preferential rights or options under the Lease, as herein amended, such as any rights of renewal, expansion, reduction, refusal, offer, purchase, termination, relocation or any other such preferential rights or options, such rights originally set forth in the Lease, including, without limitation, the expansion option set forth in Paragraph 9 and Exhibit C of the Third Amendment, being hereby null and void and of no further force or effect.

12.

Installment Payable Upon Execution.  Concurrently with the execution of this Fourth Amendment, Tenant shall pay to Landlord the sum of $5,153.07, which shall be applied towards the first month of Annual Rent, Tenant’s Proportionate Share of Expenses and Tenant’s Proportionate Share of Taxes that become due for the Suite 208 Expansion Premises (until such amount is exhausted).

13.	Landlord’s Notice Address. Landlord’s address for all notices to be delivered under the Lease is hereby amended to be as follows (or such other address as Landlord may designate in writing):

KBS North Creek, LLC

c/o CBRE, Inc.

1909 214th Street South East, Suite 101

Bothell, Washington  98021

Attn: Jodie Harwood

With a copy to:

KBS Capital Advisors, LLC

800 Newport Center Drive, Suite 700

Newport Beach, California  92660

Attn: Mark Brecheen, Senior Vice President

14.

Brokers.  Landlord and Tenant each warrant that they have had no dealings with any broker or agent other than Kidder Matthews and Flinn Ferguson (collectively, the “Brokers”) in connection with the negotiation or execution of this Fourth Amendment, and each of Landlord and Tenant agrees to indemnify and hold harmless the other party from and against any and all costs, expenses, or liability for commissions or other compensations or charges claimed by any broker or agent, other than the Brokers, with respect to this Fourth Amendment.

15.

Business Interruption.  Notwithstanding anything in the Lease to the contrary, Landlord shall not be responsible for, and Tenant releases and discharges Landlord from, and Tenant further waives any right of recovery from Landlord for, any loss for or from business interruption or loss of use of the Premises suffered by Tenant in connection with Tenant’s use or occupancy of the Premises.  This provision shall not affect Tenant’s right to abatement of rent in accordance with Article 22 of the Original Lease.

718200423.37

16.

Miscellaneous.  With the exception of those terms and conditions specifically modified and amended herein, the herein referenced Lease shall remain in full force and effect in accordance with all its terms and conditions.  In the event of any conflict between the terms and provisions of this Fourth Amendment and the terms and provisions of the Lease, the terms and provisions of this Fourth Amendment shall supersede and control.

17.

Counterparts/Facsimiles.  This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts shall constitute one agreement.  To facilitate execution of this Fourth Amendment, the parties may execute and exchange telefaxed or e-mailed counterparts of the signature pages and such counterparts shall serve as originals.

[SIGNATURE PAGE TO FOLLOW]

718200423.38

SIGNATURE PAGE TO FOURTH AMENDMENT TO LEASE
BY AND BETWEEN KBS NORTH CREEK, LLC, AS LANDLORD,
AND ALDER BIOPHARMACEUTICALS, INC., AS TENANT

IN WITNESS WHEREOF, Landlord and Tenant, acting herein by duly authorized individuals, have caused these presents to be executed as of the dates set forth below, to be effective for all purposes, however, as of the Effective Date set forth herein.

LANDLORD:

KBS NORTH CREEK, LLC,

a Delaware limited liability company

By: KBS Capital Advisors, LLC,

a Delaware limited liability company,

its authorized agent

By: /s/ Mark Brecheen

Mark Brecheen,

Senior Vice President

Date: November 12, 2015_

TENANT:

ALDER BIOPHARMACEUTICALS, INC.,

a Delaware corporation

By: /s/ Randall C. Schatzman

Name: Randall C. Schatzman, Ph. D.

Title: President and CEO

Date: November 6, 2015

718200423.3Signature Page - 1

STATE OF CALIFORNIA          )

                                                      )ss.

COUNTY OF ORANGE             )

I certify that I know or have satisfactory evidence that Mark Brecheen is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Senior Vice President of KBS Capital Advisors, LLC, a Delaware limited liability company, as the authorized agent of KBS North Creek, LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:

(Signature)

(Print Name)

Notary Public, in and for the State

of California, residing at __________________________

My Commission Expires ____________

STATE OF Washington________)

                                                        )ss.

COUNTY OF    King______        )

I certify that I know or have satisfactory evidence that       Randall C. Schatzman     is the person who appeared before me, and said person acknowledged that he/she signed this instrument, on oath stated that he/she was authorized to execute the instrument and acknowledged it as the            President and CEO       of ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.

Dated:November 6, 2015.

/s/  Marilyn N. Singer

(Signature)

Marilyn N. Singer

(Print Name)

Notary Public, in and for the State

of      WA        , residing at    Bothell, WA____________

My Commission Expires _January 22, 2017_______

718200423.3Signature Page - 2

CALIFORNIA ALL-PURPOSE ACKNOWLEDGEMENT

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California)

County of Orange)

On December 11, 2015 before me, B. Arata, Notary Public, personally appeared Mark Brecheen, who proved to me on the basis of satisfactory evidence to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

Signature   /s/  B. Arata

EXHIBIT A-1

SUITE 208 EXPANSION PREMISES

718200423.3A-1 --1

EXHIBIT A-2

SUITE 202 EXPANSION PREMISES

718200423.3A-2 -- 1

EXHIBIT A-3

SUITE 213 EXPANSION PREMISES

718200423.3A-3-- 1

EXHIBIT B

WORK LETTER

THIS WORK LETTER is attached as Exhibit B to the Fourth Amendment to Lease between KBS NORTH CREEK, LLC, a Delaware limited liability company, as Landlord, and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

a)Landlord agrees to furnish or perform, at Landlord’s sole cost and expense, those items of construction and those improvements (the “Fourth Amendment Improvements”) specified below:

i.

Expand the men’s and women’s restrooms on the second (2nd) floor of Building 4, as set forth on the plan created by JPC, labeled SP-4.2 dated October 7, 2015, which plan has been mutually approved by Landlord and Tenant and is shown on Exhibit B-1 attached hereto and incorporated herein for all purposes (the “Restroom Work”); and

ii.

Install additional thermostats throughout the Fourth Amendment Expansion Premises, where appropriate, so as to allow Tenant to control the temperature in the Premises to within a three (3) degree variance as long as Building 4 is occupied by multiple tenants.

b)If Tenant shall desire any changes in the Fourth Amendment Improvements, Tenant shall so advise Landlord in writing and Landlord shall determine whether such changes can be made in a reasonable and feasible manner.  Any and all costs of reviewing any requested changes, and any and all costs of making any changes to the Fourth Amendment Improvements which Tenant may request and which Landlord may agree to shall be at Tenant’s sole cost and expense and shall be paid to Landlord upon demand and before execution of the change order.

c)Landlord shall proceed with and complete the construction of the Fourth Amendment Improvements.  As soon as such improvements have been Substantially Completed, Landlord shall notify Tenant in writing of the date that the Fourth Amendment Improvements were Substantially Completed.  The Fourth Amendment Improvements shall be deemed substantially completed (“Substantially Completed”) when, in the opinion of the Landlord’s architect (whether an employee or agent of Landlord or a third party architect) (“Architect”), the Fourth Amendment Improvements are substantially completed except for punch list items which do not prevent in any material way the use of the Premises for the purposes for which they were intended.  In the event Tenant, its employees, agents, or contractors cause construction of such Fourth Amendment Improvements to be delayed, the date of Substantial Completion shall be deemed to be the date that, in the opinion of the Architect, Substantial Completion would have occurred if such delays had not taken place.  Without limiting the foregoing, Tenant shall be solely responsible for delays caused by Tenant’s request for any changes in the plans, Tenant’s request for change orders that result in unanticipated long lead items or Tenant’s interference with the construction of the Fourth Amendment Improvements (each of the foregoing, a “Tenant Delay”), and such Tenant Delays shall not cause a deferral of the applicable expansion date for each of the Fourth Amendment Expansion Premises beyond what it otherwise would have been.

718200423.3B-1

After the applicable expansion date Tenant shall, upon demand, execute and deliver to Landlord a letter of acceptance of delivery of the applicable Fourth Amendment Expansion Premises.  In the event of any dispute as to the Fourth Amendment Improvements, the certificate of the Architect shall be conclusive absent manifest error.

d)The failure of Tenant to take possession of or to occupy any portion of the Fourth Amendment Expansion Premises shall not serve to relieve Tenant of obligations arising on the applicable expansion date or delay the payment of Rent by Tenant.

e)Except for incomplete punch list items, Tenant upon the applicable expansion date shall have and hold the applicable Fourth Amendment Expansion Premises as the same shall then be without any liability or obligation on the part of Landlord for making any further alterations or improvements of any kind in or about the Fourth Amendment Expansion Premises.

f)Notwithstanding anything herein to the contrary, Tenant acknowledges that the Fourth Amendment Improvements will be completed while Tenant occupies the Premises and may be performed during normal business hours for Building 4.  Tenant agrees to cooperate with Landlord and to make the Premises reasonably available to Landlord and its contractors for the performance of such Fourth Amendment Improvements.  Tenant acknowledges that some interruptions and/or interference with Tenant’s business may occur during the course of the Fourth Amendment Improvements, but agrees that Landlord shall not be liable to Tenant for any damage caused by any interruptions and/or inconveniences to Tenant or its business as a result of the Fourth Amendment Improvements, and that no interruptions or inconveniences to Tenant or its business suffered as a result of the Fourth Amendment Improvements shall constitute an eviction of Tenant from the Premises, whether constructive or otherwise, and Tenant shall in no event be excused from paying the rental that it is scheduled to pay pursuant to the terms of the Lease, as amended herein.  Landlord and Tenant shall cooperate and cause their respective employees, agents and contractors to cooperate with the other during said period in order to complete the Fourth Amendment Improvements as well as to minimize any interference with Tenant’s business operations in the Premises.  Such cooperation by Tenant shall include, by way of example only and not in limitation, moving, packing, and/or other temporary relocation of Tenant’s furniture, fixtures, equipment, artwork and other personal property within the Premises at Tenant’s expense.

718200423.3B-2

EXHIBIT B-1

RESTROOM WORK

Balcony
Balcony
Balcony
Balcony
Suite 200
Suite 208
Restrooms
Access
Void
Suite 210
Suite 212
Suite 213
Suite 215
INTERIOR GROSS AREA

JPC ARCHITECTS

NCPC 4

Restroom
Floor 2

DESIGN	JPC
DRAWN	[illegible]
CHECKED	[illegible]
NO	[illegible]

Enlarged Restroom Study Demo Plan

SP-4.2

718200423.3B-1 -- 1

Balcony
Balcony
Balcony
Balcony
Suite 200
Suite 208
Restrooms
Access
Void
Suite 210
Suite 212
Suite 213
Suite 215
INTERIOR CROSS AREA

2nd Floor Plumbing Calculation (per 2012 IBC Table 2902.1)

OCCUPANCY		WATER CLOSETS				LAVATORIES			DRINKING FOUNTAINS	
TYPE	LOAD	RATIO	MALE	RATIO	FEMALE	RATIO	MALE	FEMALE	RATIO	COUNTS
B	400	1 PER 25 FOR THE FIRST 50 AND 1 PER 50 FOR THE REMAINDER EXCEEDING 50	5.1	1 PER 25 FOR THE FIRST 50 AND 1 PER 50 FOR THE REMAINDER EXCEEDING 50	5.1	1 PER 40 FOR THE FIRST 80 AND 1 PER 80 FOR THE REMAINDER EXCEEDING 80	3.8	3.8	1 PER 100	4.1
REQUIRED TOTALS			6		6		4	4		5
PROVIDED TOTALS			7		7		5	5		4

JPC ARCHITECTS
909 112th Avenue NE Suite 206
Bellevue, WA 98004

NCPC 4
Restroom
Floor 2

DESIGN JPC
DRAWN BD
CHECKED AD
NO 15-0570

Enlarged Restroom Study Floor Plan

SP-4.2

© 2015 JPC Architects PLLC

718200423.3B-1 -- 2

EXHIBIT C

RIGHT OF FIRST OFFER

THIS RIGHT OF FIRST OFFER is attached as Exhibit C to the Fourth Amendment to Lease between KBS NORTH CREEK, LLC, a Delaware limited liability company, as Landlord, and ALDER BIOPHARMACEUTICALS, INC., a Delaware corporation, as Tenant, and constitutes the further agreement between Landlord and Tenant as follows:

a)“Offered Space” shall mean any leasable space that becomes available during the Term of the Lease (as extended by the Third Extension Term) in the Building Complex.  Tenant’s right of first offer in and to each Offered Space offered by Landlord to Tenant pursuant to this Exhibit C shall each be separate, one-time rights of first offer, subject to the terms and conditions contained in the First Offer Notice (as said term is defined below) for such specific space.

b)Provided that as of the date of the giving of any First Offer Notice, (i) Tenant is the Tenant originally named herein, (ii) Tenant actually occupies at least 55,548 rentable square feet of space in the Building Complex, and (iii) no event of default or event which but for the passage of time or the giving of notice, or both, would constitute an event of default has occurred and is continuing, if at any time during the Term of the Lease any such Offered Space is vacant and unencumbered by any rights of any third party, then Landlord, before offering such Offered Space to anyone, other than the tenant then occupying such space (or its affiliates), shall offer to Tenant the right to include the Offered Space within the Premises on the same terms and conditions upon which Landlord intends to offer the Offered Space for lease; provided, however and notwithstanding anything herein to the contrary, in the event that the Tenant’s Notice (as hereinafter defined) is delivered to Landlord no later than July 31, 2016, then and in such event, Tenant shall have the right to request that (a) the Term of the Lease with respect to such Offered Space be co-terminus with the then-existing Term of the Lease and (b) the Annual Rent payable with respect to such Offered Space shall be equal to the same amounts (based on a per rentable square foot basis) required to be paid with respect to the then-existing Premises, as such rental rate may escalate from time to time, provided that Tenant shall accept such Offered Space in its existing “AS-IS”, “WHERE-IS” and “WITH ALL FAULTS” condition.  Notwithstanding anything to the contrary herein or in the Lease, the right of first offer granted to Tenant under this Exhibit C shall be subject and subordinate to (i) the rights of all tenants at the Building Complex under existing leases, and (ii) the herein reserved right of Landlord to renew or extend the term of any lease with the tenant then occupying such space (or any of its affiliates), whether pursuant to a renewal or extension option in such lease or otherwise.

c)Such offer shall be made by Landlord to Tenant in a written notice (hereinafter called the “First Offer Notice”) which offer shall designate the space being offered and shall specify the terms which Landlord intends to offer with respect to any such Offered Space.  Tenant may accept the offer set forth in the First Offer Notice by delivering to Landlord an unconditional acceptance (hereinafter called “Tenant’s Notice”) of such offer within five (5) business days after delivery by Landlord of the First

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Offer Notice to Tenant.  Time shall be of the essence with respect to the giving of Tenant’s Notice.  If Tenant does not accept (or fails to timely accept) an offer made by Landlord pursuant to the provisions of this Exhibit C with respect to the Offered Space designated in the First Offer Notice and execute the ROFO Amendment (defined below) within thirty (30) days after the delivery of the First Offer Notice, then Landlord shall be under no further obligation with respect to such space by reason of this Exhibit C.

d)Tenant must accept all Offered Space offered by Landlord at any one time if it desires to accept any of such Offered Space and may not exercise its right with respect to only part of such space.  In addition, if Landlord desires to lease more than just any such Offered Space to one tenant, Landlord may offer to Tenant pursuant to the terms hereof all such space which Landlord desires to lease, and Tenant must exercise its rights hereunder with respect to all such space and may not insist on receiving an offer for just such Offered Space.

e)If Tenant at any time declines any First Offer Notice to any Offered Space offered by Landlord, Tenant shall be deemed to have irrevocably waived all further rights to such Offered Space under this Exhibit C, and Landlord shall be free to lease such Offered Space to third parties including on terms which may be less favorable to Landlord than those offered to Tenant.

f)In the event that Tenant exercises its rights to any Offered Space pursuant to this Exhibit C, then Landlord shall prepare, and Tenant shall execute, an amendment to the Lease which confirms such expansion of the Premises and the other provisions applicable thereto (the “ROFO Amendment”).

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